CUSIP NO. 852234103	13 G	Page 10 of 10 Pages

Exhibit 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Schedule 13G relating to the Class A common stock of Square, Inc., and any further amendments thereto, to which this Agreement as to Joint Filing of Schedule 13G is attached as an exhibit is filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 12, 2016

Sequoia Capital U.S. Venture 2010 Fund, L.P.
Sequoia Capital U.S. Venture 2010 Partners Fund, L.P.
Sequoia Capital U.S. Venture 2010 Partners Fund (Q), L.P.

By:	SC U.S. Venture 2010 Management, L.P.
General Partner of each

By:	SC US (TTGP), Ltd.
its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Managing Director

SC U.S. Venture 2010 Management, L.P.

By:	SC US (TTGP), Ltd.
its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Managing Director

SC US (TTGP), Ltd.

By:	/s/ Douglas Leone
Douglas Leone, Managing Director